PROGEN
                                                              INDUSTRIES LIMITED
                                                                [GRAPHIC OMITED]

WEDNESDAY MAY 7TH 2003

                              COMPANY ANNOUNCEMENT


                 ADDITIONAL RESULTS SUPPORT CANCER TRIALS STRATEGY

FOCAL POINT
Follow-up data from the ongoing Progen drug development program has affirmed the strategic directions taken in the development of PI-88 and PI-166 by the Australian biotechnology company Progen Industries Limited (ASX:PGL,
NASDAQ:PGLAF).   Recently reported results from the Phase I/II trial of PI-88 in melanoma demonstrated disease stabilisation in several patients with advanced cancers in whom disease progression is associated with a lack of effective treatment options.

PROGEN CLINICAL TRIALS SUMMARY
Three clinical trials investigating the therapeutic effect of PI-88 on solid tumours including melanoma, lung and liver cancers are underway. To date the company's trial programme of PI-88 has enrolled 80 cancer patients in three countries.

INTERIM RESULTS FROM THE US PHASE I/II MELANOMA TRIAL
Updated interim results from the US Phase I trial involving 32 patients with advanced solid tumours are now being analysed. Progen's Vice President of R&D, Dr. Robert Don, commented, "Disease stabilisation is being observed in nine patients with advanced tumours for up to 22 months. Additionally, two patients have had a measurable reduction in their lung metastases. This is particularly encouraging considering that all patients entering this trial are seriously/terminally ill, previous therapies are no longer effective, and patients have very few standard treatment options left available to them."

Earlier results from this trial were released at the European Organisation for Research and Treatment of Cancer (EORTC) Conference in November 2002. At that time disease stabilisation had been reported for seven, 10 and 17 months respectively in three patients with advanced melanoma. Disease stabilisation has persisted for an additional five months in all three patients and two have a reduction in the size of secondary cancers in their lungs.

"Several additional patients have also been categorised as showing early signs of disease stabilisation after receiving repeated monthly cycles of PI-88 since November 2002," said Dr Don. "This new data has reinforced the company's decision to further develop PI-88 for solid tumours.".

Safety data from this trial also adds to the pool of evidence from other ongoing trials that suggest patients are experiencing clinically acceptable drug-related side effects, and that PI-88 is generally well tolerated by patients with advanced cancers.

OTHER TRIALS
In patients with advanced cancers, a Phase I combination trial of PI-88 with the chemotherapy agent Taxotere(R) is also now well underway in the US. This trial is designed to determine the appropriate safe dose of PI-88 when combined with low doses of Taxotere(R) as a precursor to a subsequent Phase II trial of the combination in patients with advanced non-small cell lung cancer. Six patients have been recruited into this phase 1 study to date and no serious safety concerns with the combination have been reported thus far.


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Planning has commenced on a Phase II trial of PI-88 in the post-operative
(following surgery) treatment of primary liver cancer (hepatocellular carcinoma or hepatoma) by Progen's alliance partner Medigen.

As of January 2003, Progen's other lead compound, PI-166 is undergoing evaluation in a Phase I clinical trial in patients with inoperable primary liver cancer (hepatoma). The clinical investigations of PI-88 and PI-166 in liver cancer are focused on different stages of the same disease and therefore represent distinct opportunities for both products in this disease area.

The following table provides a snap shot of ongoing and planned trials.


                                                   CURRENT TRIALS
--------------------------------------------------------------------------------------------------------------------
INDICATION                   PHASE              TREATMENT                    STATUS & KEY POINTS
---------------------------  -----  -------------------------  -----------------------------------------------------
MELANOMA                     I/II   Self administration of     Dose-finding study - Ongoing
+ other advanced                    subcutaneous PI-88.        '32 patients treated:
solid tumours
---------------------------  -----  -------------------------  -----------------------------------------------------
ADVANCED CANCER              I      Combined therapy of        Combination dose-finding study - Ongoing
Lung cancer and other               PI-88 and Taxotere (R)     6 patients treated:
advanced cancers                    (docetaxel)
---------------------------  -----  -------------------------  -----------------------------------------------------
ADVANCED CANCERS             I      Intravenous (IV)           Dose ranging study - Completed.
                                    administration of PI-88.
---------------------------  -----  -------------------------  -----------------------------------------------------
LIVER CANCER                 I      Single, localised          Dose ranging study - Ongoing
- Inoperable HCC                    administration of PI-166.
(Hepatoma)
---------------------------  -----  -------------------------  -----------------------------------------------------
MULTIPLE MYELOMA             II     Subcutaneous               Disease marker study - Completed.
                                    administration of PI-88    Disease Stabilisation in several patients.
---------------------------  -----  -------------------------  -----------------------------------------------------
                                                    PLANNED TRIALS
--------------------------------------------------------------------------------------------------------------------
INDICATION                   PHASE              PROTOCOL                         KEY POINTS
---------------------------  -----  -------------------------  -----------------------------------------------------
LIVER CANCER (POST SURGERY)  II     Subcutaneous               Protocol planning has commenced in consultation
- Post-resection                    administration of PI-88    with Medigen Biotechnology Corporation.
Hepatoma
---------------------------  -----  -------------------------  -----------------------------------------------------
ADVANCED MELANOMA            II     Subcutaneous               Protocol finalized.  Completion of Phase I required
                                    administration of PI-88.   before commencement.
---------------------------  -----  -------------------------  -----------------------------------------------------
ADVANCED LUNG CANCER         II     Combined therapy of        Protocol and site selection in process.
                                    PI-88 and Taxotere(R)      Commencement subject to satisfactory
                                    (docetaxel)                completion of current Phase I trial
---------------------------  -----  -------------------------  -----------------------------------------------------

Emerging results from the collective Phase I trials have encouraged the company to focus its efforts toward developing PI-88 in solid tumours in future trials. This strategy is also supported by the fact that collectively, solid tumours represent the largest group of common cancers with many people suffering from these diseases and where there is a very high unmet clinical need.

In reference to this latest update, Progen's Managing Director Lewis Lee said, "Emergence of potentially clinically meaningful results such as these are very encouraging for our investigators who are keen to help patients suffering with advanced disease, and to provide the company with further evidence of the appropriateness of our current and future development strategy."

"The more meaningful the results we can amass in these early stage trials, the more attractive PI-88 becomes as a potential therapeutic for out-licensing," said Mr Lee. "The company strategy remains to seek active out-licensing opportunities with multinational pharmaceutical or large biotechnology companies for PI-88 during or following completion of the current trial program. A licensing partner will continue later stage clinical development (Phase III) and commercialisation of the product."


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
Mr Lee emphasised however, that "current encouraging indications are from ongoing early stage trials, and the efficacy of PI-88 will need to be confirmed in subsequent larger trials by a licensing partner."

MODE OF ACTION
Evidence from previously completed preclinical studies has shown that PI-88 retards the growth of tumours by both inhibiting angiogenesis (new blood vessel growth required by tumours to develop) and metastasis (spread of a primary cancer to other organs/body locations). Angiogenesis and metastasis are common mechanisms used by most cancers to grow and proliferate. PI-88's activity against both of these mechanisms has justified initial investigations into the drug's potential use for a wide range of tumour types in humans.

ENDS

KEYWORDS - Progen, cancer, PI-88, phase I, phase II, clinical trials, melanoma, solid tumours.

WEB LINKS TO RECENT NEWS AND OTHER INFORMATION ABOUT PROGEN:
Progen to manufacture Peplin Compound      www.progen.com.au/news/latest_news.cfm?item=289.0
                                           -------------------------------------------------
Contract with US based Sequella Inc.       www.progen.com.au/news/latest_news.cfm?item=286.0
                                           -------------------------------------------------
Half-year report (PDF download available)  www.progen.com.au/news/latest_news.cfm?item=288.0
                                           -------------------------------------------------
PI-166 Liver Cancer trial Commences        www.progen.com.au/news/latest_news.cfm?item=285.0
                                           -------------------------------------------------
Progen reports 58% increase in revenue     www.progen.com.au/news/latest_news.cfm?item=282.0
                                           -------------------------------------------------
PI-88 mode of action                       www.progen.com.au/researchdevelopment/pi-88.cfm
                                           -----------------------------------------------
Progen Industries Ltd.                     www.progen.com.au
                                           -----------------

CONTACTS

PROGEN INFORMATION:
Dr Robert Don                           Mr Lewis Lee
Vice President Research & Development   Managing Director
Progen Industries Limited               Progen Industries Limited
Ph:  61 7 3273 9100                     Ph: 61 7 3273 9100

MEDIA AUSTRALIA                         MEDIA UNITED STATES OF AMERICA
Richard Allen                           Stephen Anderson
Monsoon Communications                  Six Sigma Group
Melbourne                               San Francisco, USA
Ph:  61 3 9620 3333                     Ph: 1 415 776 6499

PATIENT ENQUIRY LINE
Tel: 0417 436 548
Email: research@progen.com.au
       ----------------------

ABOUT PROGEN: Progen Industries Limited is an Australian biotechnology company committed to the discovery, development and commercialisation of small molecule pharmaceuticals for the treatment of various diseases. Progen's three key areas of expertise are:

     - CLINICAL DEVELOPMENT via a comprehensive clinical trials programme involving its two lead compounds - PI-88 and PI-166.
     - DRUG DISCOVERY projects focusing on the development of potent, selective inhibitors of carbohydrate-protein interactions, which are implicated in many disease processes.
     - COMMERCIAL SERVICES INCLUDING the manufacture of biopharmaceutical products to world-class standards and distribution of high technology consumable products for large multinational and biotechnology clients.


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THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS THAT ARE BASED ON CURRENT
MANAGEMENT EXPECTATIONS. THESE STATEMENTS MAY DIFFER MATERIALLY FROM ACTUAL FUTURE EVENTS OR RESULTS DUE TO CERTAIN RISKS AND UNCERTAINTIES, INCLUDING WITHOUT LIMITATION, RISKS ASSOCIATED WITH DRUG DEVELOPMENT AND MANUFACTURE, RISKS INHERENT IN THE EXTENSIVE REGULATORY APPROVAL PROCESS MANDATED BY THE UNITED STATES FOOD AND DRUG ADMINISTRATION AND THE AUSTRALIAN THERAPEUTIC GOODS ADMINISTRATION, DELAYS IN OBTAINING THE NECESSARY APPROVALS FOR CLINICAL TESTING, PATIENT RECRUITMENT, DELAYS IN THE CONDUCT OF CLINICAL TRIALS, MARKET ACCEPTANCE OF PI-88, PI-166 AND OTHER DRUGS, FUTURE CAPITALS NEEDS, GENERAL ECONOMIC CONDITIONS, AND OTHER RISKS AND UNCERTAINTIES DETAILED FROM TIME TO TIME IN THE COMPANY'S FILINGS WITH THE AUSTRALIAN STOCK EXCHANGE AND THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION. MOREOVER, THERE CAN BE NO ASSURANCE THAT OTHERS WILL NOT INDEPENDENTLY DEVELOP SIMILAR PRODUCTS OR PROCESSES OR DESIGN AROUND PATENTS OWNED OR LICENSED BY THE COMPANY, OR THAT PATENTS OWNED OR LICENSED BY THE COMPANY WILL PROVIDE MEANINGFUL PROTECTION OR COMPETITIVE ADVANTAGES.


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